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                                                                      EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81774 and 333-39400) and the Registration Statements on Form S-8 (Nos. 333-43737, 333-43743, 333-50793 and 333-72156) of
Ameren Corporation of our report dated February 1, 2002 relating to the financial statements, which appears in Ameren Corporation's 2001 Annual Report, which is incorporated by reference in this Form 10-K. We also consent to the incorporation by reference of our report dated February 1, 2002 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
St. Louis, Missouri
March 28, 2002